UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 23, 2011

HAWAIIAN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31443	71-0879698
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3375 Koapaka Street, Suite G-350

Honolulu, HI  96819

 (Address of principal executive offices, including zip code)

(808) 835-3700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On April 19, 2011, Hawaiian Holdings, Inc. (the “Company”) filed with the Securities and Exchange Commission a definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) relating to its Annual Meeting of Stockholders to be held on May 31, 2011.  The Proxy Statement noted that Lawrence Hershfield, who is the Chairman of our Board of Directors, also held the positions of chief executive officer and president commencing in 2004 and ending in June 2005, when he was succeeded by our current chief executive officer and president, Mark Dunkerley.  The purpose of this filing is to clarify that Mr. Hershfield served as our chief executive officer and president in an interim capacity.  This enhanced disclosure is intended to provide additional information to institutional proxy advisers, who make their own determinations regarding the independence of the non-employee members of our board of directors.

Specifically, with respect to Mr. Hershfield, we wish to note the following points regarding his tenure as our interim chief executive officer and president:

•                  Mr. Hershfield served as our interim chief executive officer and interim president from June 14, 2004 through June 2, 2005, a period of less than one year.

•                  It was intended from the outset that Mr. Hershfield’s tenure as chief executive officer and president was temporary, until a bankruptcy plan could be confirmed and Mr. Dunkerley could be appointed chief executive officer and president.

•                  Mr. Hershfield did not have an employment agreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hawaiian Holdings, Inc.

Date: May 23, 2011	By:	/s/ Hoyt H. Zia
Hoyt H. Zia Secretary